Exhibit 5





                                   February 9, 1994



          Board of Directors
          Landsing Pacific Fund, Inc.
          155 Bovet Road, Suite 101
          San Mateo, CA  94402

                    Re:  Landsing Pacific Fund, Inc.
                         Registration Statement on Form S-3
                         ----------------------------------

          Gentlemen:

                    You (the "Fund") have requested our opinion with respect to certain matters described below relating to 1,488,284 subscription rights (the "Rights") to purchase the Fund's common stock (the "Common Shares") to be distributed to the Fund's stockholders and a maximum of 1,488,284 shares of Common Stock to be issued upon the exercise thereof, pursuant to a Registration Statement on Form S-3 (the "Registration Statement").

                    In connection with our opinion, we have reviewed and relied upon the Registration Statement, as filed with the Securities and Exchange Commission on this date; the Prospectus in the form thereof included in the Registration Statement; the Articles of Incorporation and the Bylaws of the Fund; copies of resolutions of the board of directors of the Fund authorizing the issuance of the Rights and the Common Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of the Fund as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

                    Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

                    The Rights and the Common Shares to be issued upon exercise thereof pursuant to the Registration Statement are duly authorized and when issued will be validly issued, and the Common Shares when issued will be fully paid and nonassessable, provided the full purchase price for each of the Common Shares is paid to and received by the Company.

                    We are members of the State Bar of California and, accordingly, we do not purport to be qualified to, nor do we, express any opinion herein concerning any law other than the laws of the State of California and the federal government of the United States.

                    We know that we are referred to in the prospectus under the headings "Income Tax Considerations" and "Legal Matters" and we hereby consent to such use of our name. We also know that our opinion of even date herewith as to certain federal income tax matters is included as Exhibit 8 to the Registration Statement, and we hereby consent to such use of that opinion and to the use of this opinion for filing with the Registration Statement as
          Exhibit 5 thereto.

                                   Very truly yours,


                                   /s/  Greene, Radovsky, Maloney & Share
                                   ---------------------------------------
                                   GREENE, RADOVSKY, MALONEY & SHARE